                                                                    Exhibit 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors of
Concord Communications, Inc.:

We have audited the accompanying consolidated balance sheets of Concord Communications, Inc. (a Massachusetts corporation) as of December 31, 1999 and December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concord Communications, Inc. as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in United States.



                                                             Arthur Andersen LLP




Boston, Massachusetts
January 17, 2000

                          CONCORD COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEETS



                                                               DECEMBER 31,      DECEMBER 31,
                                                                   1999             1998
                                                               ------------      ------------

                                     ASSETS
Current Assets:
    Cash, cash equivalents and marketable securities .....     $ 62,044,141      $51,248,773
    Accounts receivable, net of allowance of approximately
      $930,000 and $450,000 in 1999 and 1998, respectively       13,465,999        5,391,723
    Prepaid expenses and other current assets ............        1,286,070          509,805
                                                               ------------     ------------
        Total current assets .............................       76,796,210       57,150,301
                                                               ------------     ------------
Equipment and Improvements, at cost:
    Equipment ............................................        7,897,533        3,792,080
    Leasehold improvements ...............................        3,005,915          388,894
                                                               ------------     ------------
                                                                 10,903,448        4,180,974
    Less-- Accumulated depreciation and amortization .....        3,294,551        1,407,430
                                                               ------------     ------------
                                                                  7,608,897        2,773,544
                                                               ------------     ------------
                                                               $ 84,405,107      $59,923,845
                                                               ============     ============

                                   LIABILITIES
                            AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable .....................................     $  4,542,644     $  3,599,636
    Accrued expenses .....................................        6,885,827        5,087,984
    Deferred revenue .....................................        9,925,297        5,485,585
                                                               ------------     ------------
        Total current liabilities.........................       21,353,768       14,173,205
                                                               ------------     ------------
Commitments and Contingencies (Note 8)
Stockholders' Equity
    Preferred Stock, $.01 par value --
     Authorized -- 1,000,000 shares
     Issued and outstanding-- None                                       --               --
    Common stock, $.01 par value--
     Authorized -- 50,000,000 shares
     Issued and outstanding -- 14,406,192
     and 13,040,374 shares, in 1999 and 1998,
     respectively ........................................          144,062          130,405
    Additional paid-in capital ...........................       77,799,827       69,998,035
    Deferred compensation ................................          (53,221)        (101,189)
    Accumulated other comprehensive income................       (1,386,125)         149,606
    Accumulated deficit ..................................      (13,453,204)     (24,426,217)
                                                               ------------     ------------
        Total stockholders' equity .......................       63,051,339       45,750,640
                                                               ------------     ------------
                                                               $ 84,405,107     $ 59,923,845
                                                               ============     ============



The accompanying notes are an integral part of these consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                           YEARS ENDED
                                                         -----------------------------------------------
                                                         DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                                             1999              1998             1997
                                                         -----------       -----------      ------------

Revenues:
     License revenues ............................       $52,707,905       $34,597,958       $18,454,613
     Service revenues ............................        14,635,150         6,859,394         2,225,287
                                                         -----------       -----------       -----------
          Total revenues .........................        67,343,055        41,457,352        20,679,900
Cost of Revenues .................................         8,085,987         4,676,335         2,925,169
                                                         -----------       -----------       -----------
          Gross profit ...........................        59,257,068        36,781,017        17,754,731
                                                         -----------       -----------       -----------
Operating Expenses:
     Research and development ....................        11,409,464         7,386,706         5,068,489
     Sales and marketing .........................        25,687,262        17,522,653        10,173,182
     General and administrative ..................         3,678,544         2,802,023         2,058,402
     Stock-based compensation (Note 3)............         2,549,000         1,001,000                --
     Acquisition-related charges (Note 3).........           550,601                --                --
                                                         -----------       -----------       -----------
     Total operating expenses ....................        43,874,871        28,712,382        17,300,073
                                                         -----------       -----------       -----------
          Operating income .......................        15,382,197         8,068,635           454,658
                                                         -----------       -----------       -----------
Other Income (Expense):
     Interest income .............................         3,136,026         2,355,816           428,253
     Interest expense ............................                --              (514)         (126,836)
     Other .......................................           (19,268)          (65,251)            4,248
                                                         -----------       -----------       -----------
          Total other income, net ................         3,116,758         2,290,051           305,665
                                                         -----------       -----------       -----------
          Income before income taxes .............        18,498,955        10,358,686           760,323
Provision for income taxes .......................         5,592,703           532,600                --
                                                         -----------       -----------       -----------
Net income .......................................       $12,906,252       $ 9,826,086       $   760,323
                                                         ===========       ===========       ===========
Pro forma provision for income taxes on
Subchapter S-Corporation income (unaudited) ......           146,325            41,400                --
                                                         -----------       -----------       -----------

Pro forma net income (unaudited) .................       $12,759,927       $ 9,784,686       $   760,323
                                                         ===========       ===========       ===========
Net income per common and potential
common share:
  Basic ..........................................       $      0.91       $      0.73       $      0.20
                                                         ===========       ===========       ===========
  Diluted ........................................       $      0.85       $      0.66       $      0.06
                                                         ===========       ===========       ===========
  Pro forma diluted (unaudited) ..................       $      0.85       $      0.66       $      0.06
                                                         ===========       ===========       ===========
Weighted average common and potential
common shares outstanding:
  Basic ..........................................        14,160,755        13,457,495         3,884,915
                                                        ============       ===========       ===========
  Diluted ........................................        15,139,325        14,892,238        12,134,727
                                                        ============       ===========       ===========
  Pro forma diluted (unaudited) ..................        15,139,325        14,892,238        12,134,727
                                                        ============       ===========       ===========



The accompanying notes are an integral part of these consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                          COMMON STOCK                                     UNREALIZED
                                      ---------------------   ADDITIONAL                     GAIN ON
                                       NUMBER      $.01 PAR     PAID-IN      DEFERRED      MARKETABLE
                                      OF SHARES      VALUE     CAPITAL     COMPENSATION    SECURITIES
                                      ----------   --------   -----------  ------------    -----------
BALANCE, DECEMBER 28, 1996......         844,482   $  8,445   $18,156,951            --             --
Issuance of common stock,
 net of issuance costs of
 $955,359........................      2,735,000     27,350    34,626,991            --             --
Accretion of dividends on
 preferred stock.................             --         --            --            --             --
Conversion of redeemable
 convertible preferred stock
 to common stock.................      8,108,258     81,083    14,838,203            --             --
Exercise of stock options........        331,448      3,315       188,594            --             --
Deferred compensation
 related to grants of stock
 options.........................             --         --       191,875      (191,875)            --
Amortization of deferred
 compensation related to
 grants of stock options.........             --         --            --        42,718             --
Unrealized gains on
 available-for-sale
 securities......................             --         --            --            --         19,750
Distribution to shareholders.....             --         --            --            --             --
 Net income......................             --         --            --            --             --
                                      ----------   --------   -----------     ---------    -----------
  Comprehensive Income                        --         --            --            --             --
BALANCE, DECEMBER 31, 1997.......     12,019,188    120,193    68,002,614      (149,157)        19,750
Shares issued in connection
 with employee stock plans.......      1,021,186     10,212     1,495,421            --             --
Tax benefit associated with
 employee stock options..........             --         --       500,000            --             --
Amortization of deferred
 compensation related to
 grants of stock options.........             --         --            --        47,968             --
Unrealized gains on
 available-for-sale
 securities......................             --         --            --            --        129,856
Distribution to shareholders.....             --         --            --            --             --
 Net income......................             --         --            --            --             --
                                      ----------   --------   -----------     ---------    -----------
  Comprehensive Income                        --         --            --            --             --
BALANCE, DECEMBER 31, 1998.......     13,040,374    130,405    69,998,035      (101,189)       149,606
Shares issued in connection
 with employee stock plan........      1,365,818     13,657     2,901,792            --             --
Tax benefit associated with
 employee stock options..........             --         --     4,900,000            --             --
Amortization of deferred
 compensation related to
 grants of stock options.........             --         --            --        47,968             --
Unrealized gains on
 available-for-sale
 securities......................             --         --            --            --     (1,535,731)
Distribution to shareholders.....             --         --            --            --             --
 Net income......................             --         --            --            --             --
                                      ----------   --------   -----------     ---------    -----------
  Comprehensive Income                        --         --            --            --             --
BALANCE, DECEMBER 31, 1999.......     14,406,192   $144,062   $77,799,827     $ (53,221)   $(1,386,125)
                                      ==========   ========   ===========     =========    ===========

                                                      ACCUMULATED
                                                         OTHER
                                       ACCUMULATED    COMPREHENSIVE                   COMPREHENSIVE
                                         DEFICIT         INCOME          TOTAL           INCOME
                                      -------------   -------------    -------------  -------------
BALANCE, DECEMBER 28, 1996.......     $(32,943,433)              --    $(14,778,037)             --
Issuance of common stock,
 net of issuance costs of
 $955,359........................               --               --      34,654,341              --
Accretion of dividends on
 preferred stock.................         (441,557)              --        (441,557)             --
Conversion of redeemable
 convertible preferred stock
 to common stock.................               --               --      14,919,286              --
Exercise of stock options........               --               --         191,909              --
Deferred compensation
 related to grants of stock
 options.........................               --               --              --              --
Amortization of deferred
 compensation related to
 grants of stock options.........               --               --          42,718              --
Unrealized gains on
 available-for-sale
 securities......................               --           19,750          19,750          19,750
Distribution to shareholders.....         (119,698)              --        (119,698)             --
 Net income......................          760,323               --         760,323         760,323
                                      ------------      -----------    ------------     -----------
  Comprehensive Income                          --           19,750              --         780,073
BALANCE, DECEMBER 31, 1997.......      (32,744,365)              --      35,249,035              --
Shares issued in connection
 with employee stock plans.......               --               --       1,505,633              --
Tax benefit associated with
 employee stock options..........               --               --         500,000              --
Amortization of deferred
 compensation related to
 grants of stock options.........               --               --          47,968              --
Unrealized gains on
 available-for-sale
 securities......................               --          129,856         129,856
Distribution to shareholders.....       (1,507,938)              --      (1,507,938)             --
 Net income......................        9,826,086               --       9,826,086              --
                                      ------------      -----------    ------------     -----------
  Comprehensive Income                          --          149,606              --       9,955,942
BALANCE, DECEMBER 31, 1998.......      (24,426,217)              --      45,750,640              --
                                      ------------      -----------    ------------     -----------
Shares issued in connection
 with employee stock plan........               --               --       2,915,449              --
Tax benefit associated with
 employee stock options..........               --               --       4,900,000              --
Amortization of deferred
 compensation related to
 grants of stock options.........               --               --          47,968              --
Unrealized gains on
 available-for-sale
 securities......................               --       (1,535,731)     (1,535,731)     (1,535,731)
Distribution to shareholders.....       (1,933,239)              --      (1,933,239)             --
 Net income......................       12,906,252               --      12,906,252      12,906,252
                                      ------------      -----------    ------------     -----------
  Comprehensive Income                          --      $(1,386,125)             --     $11,372,521
BALANCE, DECEMBER 31, 1999.......     $(13,453,204)              --    $ 63,051,339              --
                                      ============      ===========    ============     ===========


The accompanying notes are an integral part of these consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEARS ENDED
                                                             ----------------------------------------------------
                                                             DECEMBER 31,       DECEMBER 31,        DECEMBER 31,
                                                                 1999               1998                1997
                                                             ------------       -------------       -------------

Cash Flows from Operating Activities:

    Net income .......................................      $  12,906,252       $   9,826,026            $760,323
    Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation and amortization..................          1,935,089             756,669             591,798
       Unrealized (loss) gain on available-for-sale
        securities ...................................         (1,535,731)            129,856              19,750
       Changes in current assets and liabilities:
         Accounts receivable .........................         (8,074,276)         (1,640,779)         (1,423,916)
         Prepaid expenses and other current assets ...           (776,265)           (227,495)           (132,769)
         Accounts payable ............................            943,008           1,787,061             207,536
         Accrued expenses ............................          6,697,843           2,351,472           1,306,493
         Deferred revenue ............................          4,439,712           3,132,156           1,001,678
                                                            -------------       -------------       -------------
           Net cash provided by operating activities .         16,535,632          16,114,966           2,330,893
                                                            -------------       -------------       -------------
Cash Flows from Investing Activities:
  Purchases of equipment and improvements ............         (6,722,474)        (1,891,606)          (1,119,863)
  Purchases of investments in marketable securities ..       (252,350,710)       (53,139,637)        (116,402,905)
  Sales of investments in marketable securities ......        238,648,717         42,712,930           87,741,538
                                                            -------------       ------------        -------------
           Net cash used in investing activities .....        (20,424,467)       (12,318,313)         (29,781,230)
                                                            -------------       ------------        -------------

Cash Flows from Financing Activities:
  Proceeds from bank borrowings ......................                 --                 --              583,707
  Repayments of bank borrowings ......................                 --                 --           (1,508,209)
  Distribution to shareholders  ......................         (1,933,239)        (1,507,938)            (119,698)
  Proceeds from issuance of common stock .............                 --                 --            34,654,341
  Proceeds from shares issued in connection with
    employee stock plans .............................          2,915,449           1,505,633             191,909
                                                            -------------       -------------       -------------
           Net cash provided by (used in) financing
             activities ..............................            982,210              (2,305)         33,802,050
                                                            -------------       -------------       -------------

Net (Decrease) Increase in Cash and Cash Equivalents .         (2,906,625)          3,794,348           6,351,713
Cash and Cash Equivalents, beginning of year .........         12,011,093           8,216,745           1,865,032
                                                            -------------       -------------       -------------
Cash and Cash Equivalents, end of year ...............      $   9,104,468       $  12,011,093       $   8,216,745
                                                            =============       =============       =============

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest .............................      $          --       $          --       $     126,836
                                                            =============       =============       =============
  Cash paid for taxes ................................      $     341,837       $      46,159       $       1,539
                                                            =============       =============       =============

Supplemental Disclosure of Noncash Transactions:
  Accretion of dividends on preferred stock ..........      $          --         $        --       $     441,557
                                                            =============       =============       =============
  Deferred compensation related to grants of stock
    options ..........................................      $          --                  --       $     191,875
                                                            =============       =============       =============
  Conversion of redeemable convertible preferred stock
    to common stock ..................................      $          --       $          --       $  14,919,286
                                                            =============       =============       =============
  Unrealized (loss) gain on available-for-sale
    securities .......................................      $  (1,535,731)      $     129,856       $      19,750
                                                            =============       =============       =============
  Tax benefit associated with employee stock options .      $   4,900,000       $     500,000       $          --
                                                            =============       =============       =============
  Retirement of fully depreciated fixed assets .......      $          --       $   4,330,000       $          --
                                                            =============       =============       =============

The accompanying notes are an integral part of these consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         Concord Communications, Inc. (the Company or Concord) is primarily engaged in the development and sale of next-generation performance management solutions to companies principally in the United States and Europe.

         The Company is subject to the risks associated with emerging, technology-oriented companies. Primary among these risks are competition from substitute products and the ability to successfully develop and market the Company's current and future products.

(a) Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and all its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

(b) Cash, Cash Equivalents and Marketable Securities

         The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its cash equivalents and marketable securities as available-for-sale and recorded them at fair value, with the unrealized gains and losses reported as a separate component of stockholders' equity. The Company considers cash and highly liquid investments, purchased with an original maturity of 90 days or less, to be cash and cash equivalents. Cash and cash equivalents are $9,104,468 and $12,011,093 at December 31, 1999 and December 31, 1998, respectively.

(c) Revenue Recognition

         The Company's revenues consist of software license revenues and service revenues. Software license revenues are recognized in accordance with the American Institute of Certified Public Accountants' Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2,Software Revenue Recognition with respect to Certain Transactions. Software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management. Service revenues are recognized as the services are performed. Maintenance revenues are derived from customer support agreements generally entered into in connection with initial license sales and subsequent renewals. Maintenance revenues are recognized ratably over the term of the maintenance period. Payments for maintenance fees are generally made in advance.

(d) Equipment and Improvements

         Equipment and improvements are recorded at cost. Depreciation is provided for on a straight-line basis over the useful lives of the assets, which are estimated to be three to five years for all assets except leasehold improvements, which are amortized over the life of the lease.

(e) Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f) Concentration of Credit Risk and Significant Customers

         SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains its cash, cash equivalent and marketable securities with established financial institutions. The Company does not believe it has accounts receivable collection risk in excess of existing reserves. For the years ended December 31, 1999, December 31, 1998 and December 31, 1997, no individual customer accounted for more than 10% of revenue or accounts receivable.

(g) Software Development Costs

         SFAS No. 86, Accounting for the Costs of Computer Software to be sold, Leased or Otherwise Marketed, requires the capitalization of certain computer software development costs incurred after technological feasibility is established. The Company believes that once technological feasibility of a software product has been established, the additional development costs incurred to bring the product to a commercially acceptable level are not significant. There were no capitalized software development costs at December 31, 1999 or December 31, 1998.

(h)  Net Income per Share

          The Company computes earnings per share following the provisions of SFAS No. 128, Earnings per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. The dilutive effect of potential common shares in 1999 and 1998 consisting of outstanding stock options and in 1997 consisting of outstanding stock options and redeemable convertible preferred stock, is determined using the treasury method and the if-converted method, respectively, in accordance with SFAS No. 128. Pro forma diluted net income per common and potential common share assumes earnings from Empire Technologies, Inc., an acquired Subchapter S-Corporation accounted for as a pooling-of-interests (Note 3), were taxed at the Company's effective tax rate. Calculations of basic, diluted and pro forma diluted net income per common share and potential common share are as follows:

                                                            1999            1998              1997
                                                            ----            ----              ----
Net income .......................................      $12,906,252      $ 9,826,086      $   760,323
                                                        -----------      -----------      -----------

Pro forma provision for income taxes on
  Subchapter S-Corporation income (unaudited)               146,325           41,400               --
                                                        -----------      -----------      -----------

Pro forma net income (unaudited) .................      $12,759,927      $ 9,784,686      $   760,323
                                                        ===========      ===========      ===========


 Weighted average common shares
   outstanding ...................................       14,160,755       13,457,495        3,884,915
 Potential common shares pursuant
   to stock options ..............................          978,570        1,434,743        1,830,774
 Potential common shares pursuant to conversion of
   redeemable convertible preferred stock ........               --               --        6,419,038
                                                        -----------      -----------      -----------
 Diluted weighted average shares .................       15,139,325       14,892,238       12,134,727
                                                        ===========      ===========      ===========




Basic net income per common share ................      $      0.91      $      0.73      $      0.20
                                                        ===========      ===========      ===========
 Diluted net income per common
   and potential common share ....................      $      0.85      $      0.66      $      0.06
                                                        ===========      ===========      ===========
 Pro forma diluted net income per
   common and potential common share .............      $      0.85      $      0.66      $      0.06
                                                        ===========      ===========      ===========


          Diluted weighted average shares outstanding do not include 722,572, 4,003 and 44,818 common equivalent shares for the years ended December 31, 1999, 1998 and 1997, respectively, as their effect would have been antidilutive.

(2)      MARKETABLE SECURITIES

         It is the Company's intent to maintain a liquid investment portfolio to support current operations and to take advantage of investment opportunities; therefore, all marketable securities are considered to be available-for-sale and are classified as current assets.

         The amortized cost, unrealized gains (losses) and fair value of marketable securities available-for-sale as of December 31, 1999 with maturity dates from January 1, 2000 through April 20, 2004, are as follows:

                                 AMORTIZED COST     UNREALIZED GAINS (LOSSES)      FAIR VALUE
                                 --------------     -------------------------     -----------
US government obligations        $18,121,819              $  (699,459)            $17,422,360
Corporate bonds and notes         39,164,353                 (686,666)             38,477,687
                                 -----------              -----------             -----------
                                  57,286,172               (1,386,125)             55,900,047
Less:  Amounts classified as
  cash equivalents                 2,960,374                       --               2,960,374
                                 -----------              -----------             -----------
Available-for-sale
  marketable securities          $54,325,798              $(1,386,125)            $52,939,673
                                 ===========              ===========             ===========

         The amortized cost, unrealized gains (losses) and fair value of marketable securities available-for-sale as of December 31, 1998 with maturity dates from January 1, 1999 through September 15, 2003, are as follows:

                                 AMORTIZED COST     UNREALIZED GAINS (LOSSES)      FAIR VALUE
                                 --------------     -------------------------     -----------
US government obligations        $ 9,423,374                $ 11,559              $ 9,434,933
Corporate bonds and notes         31,949,720                 138,047               32,087,767
                                 -----------                --------              -----------
                                  41,373,094                 149,606               41,522,700
Less:  Amounts classified as
  cash equivalents                 2,285,020                      --                2,285,020
                                 -----------                --------              -----------
Available-for-sale
  marketable securities          $39,088,074                $149,606              $39,237,680
                                 ===========                ========              ===========

(3) ACQUISITION OF EMPIRE TECHNOLOGIES, INC.


         On October 29, 1999, the Company issued 815,248 shares of common stock for all of the issued and outstanding shares of Empire Technologies, Inc. ("Empire") in a transaction accounted for as a pooling-of-interests. Accordingly, all prior-period financial statements presented have been restated as required by Accounting Principles Board Opinion No. 16, Accounting for Business Combinations. All intercompany transactions have been eliminated as a part of the restatement.

         As a part of the transaction, the Company incurred direct, acquisition-related charges of approximately $551,000. All of such costs have been expensed. Also, as part of the transaction, the Company assumed an obligation related to Empire's existing stock appreciation rights plan. Pursuant to the terms of the only grant under this plan, the Company settled this obligation in cash within 30 days of closing. The expense relating to the grant was recognized from the date of grant through the date of settlement.

         Separate and combined results of Concord and Empire during the periods preceding the merger were as follows:

                                  CONCORD                      EMPIRE               ELIMINATIONS            COMBINED
                                -----------                  ----------             ------------           -----------

1999 (Through 10/29/1999)
Net Revenues                    $49,616,491                  $2,713,962                (133,160)           $52,197,293
Net Income                        7,519,519                     471,655                                      7,991,174

1998
Net Revenues                    $39,481,330                  $1,976,022                                    $41,457,352
Net Income                        9,078,471                     747,615                                      9,826,086

1997
Net Revenues                    $19,569,594                  $1,110,306                                    $20,679,900
Net Income                          130,755                     629,568                                        760,323


(4)  STOCK OPTION PLANS

         In 1995, the Company's Board of Directors (the Board) approved the 1995 Stock Plan, which provides for the granting of incentive stock options (ISOs) and nonqualified stock options. Prior to the adoption of the 1995 Stock Plan, the Board granted options under the 1982 Employee Incentive Stock Option Plan, the 1986 Nonqualified Stock Option Plan and the 1986 Stock Plan. Following the completion of the IPO, the Company adopted the 1997 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1997 Nonemployee Director Stock Option Plan. As amended, these plans allow for issuances of up to 2,500,000, 375,000 and 95,000 shares of common stock, respectively; the Company has reserved such shares for future issuance.

         Under the 1995 and 1997 Stock Plans (the Plans), the Company may issue options to purchase up to 2,963,798 shares of common stock, of which 137,658 options are available for grant as of December 31, 1999. ISOs may be granted at an exercise price not less than the fair market value per share of common stock on the date of grant, as determined by the Board. The price per share relating to each nonqualified option granted under the Plans shall not be less than the lesser of (i) the book value per share of common stock as of the end of the Company's fiscal year immediately preceding the date of grant or (ii) 50% of the fair market value per share of common stock on the date of grant. Vesting of the options is determined by the Board, and the options expire 8 years from the date of grant. An employee may convert his or her unexercised ISOs into nonqualified options at any time prior to the expiration of such ISOs.

         In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to the financial statements. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and has elected the disclosure-only alternative under SFAS No. 123 for options granted using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average fair value per share of options granted during 1999, 1998 and 1997 was $45.27, $31.08 and $5.64, respectively. The weighted average assumptions are as follows:

                                       1999            1998            1997
                                   -------------   -------------   ------------

  Risk-free interest rate.........      6.0%            6.0%        5.1 - 6.0%
  Expected dividend yield.........      --              --             --
  Expected lives..................    7 years         7 years        7 years
  Expected volatility.............      82%             80%            80%


        Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and basic, diluted and pro forma diluted net income (loss) per common and potential common share would have been as follows:

                                                               1999            1998           1997
                                                           -------------   ------------     ---------

Net income,  as reported................................    $12,906,252     $9,826,086       $760,323
                                                            ===========     ==========       ========
Net (loss) income,  pro forma...........................    $  (302,081)     7,007,947        308,939
                                                            ===========     ==========       ========
Net income per share, as reported
  Basic.................................................    $      0.91     $     0.73       $   0.20
                                                            ===========     ==========       ========
  Diluted...............................................    $      0.85     $     0.66       $   0.06
                                                            ===========     ==========       ========
  Pro forma diluted.....................................    $      0.85     $     0.66       $   0.06
                                                            ===========     ==========       ========

Net (loss) income per share,  pro forma
  Basic.................................................    $     (0.02)    $     0.52       $    .08
                                                            ===========     ==========       ========
  Diluted...............................................    $     (0.02)    $     0.47       $    .03
                                                            ===========     ==========       ========
  Pro forma diluted.....................................    $     (0.02)    $     0.47       $    .03
                                                            ===========     ==========       ========

         Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation may not be representative of that to be expected in future years.

        The following table summarizes information about options outstanding at December 31, 1999:

                                     OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                     -------------------------------------------------     -------------------------------

                                   WEIGHTED AVERAGE   WEIGHTED AVERAGE                    WEIGHTED AVERAGE
       RANGE OF         NUMBER         REMAINING        EXERCISE PRICE       NUMBER        EXERCISE PRICE
   EXERCISE PRICE    OUTSTANDING   CONTRACTUAL LIFE        PER SHARE       OUTSTANDING       PER SHARE
   --------------    -----------   ----------------   ----------------     -----------    ----------------

   $ .10 -  1.90        322,395        4.60               $  .93            127,168              $.91
    4.10 - 17.38        290,735        5.68                10.87             93,761             10.46
   18.38 - 23.50        347,205        6.13                21.73            121,146             21.71


   23.88 - 33.38         62,957        6.44                27.94             19,601             27.41
   34.88 - 36.91        901,801        7.64                36.85              6,237             35.11
   37.25 - 52.38        239,300        7.42                45.17              6,355             44.23
   52.63 - 64.25        661,747        7.25                55.00                625             56.75
                      ---------                                             -------
                      2,826,140                                             374,893
                      =========                                             =======

         The following schedule summarizes the activity under the stock option plans for the three-year period ended December 31, 1999:

                                                                                                    WEIGHTED
                                                                                                    AVERAGE
                                                                NUMBER OF         PRICE PER          PRICE
                                                                  SHARE             SHARE          PER SHARE
                                                               ----------      --------------     -----------
       Outstanding at December 28, 1996                        1,704,342       $  .10 -  1.90         $ .23
            Granted...................                           784,700         1.90 - 21.88          7.29
            Exercised.................                          (331,448)         .10 -  1.90           .58
            Terminated................                           (26,494)         .10 -  8.50          2.56
                                                               ---------       --------------         -----
       Outstanding at December 31, 1997                        2,131,100          .10 - 21.88          2.76
            Granted...................                           563,750        17.06 - 56.75         23.71
            Exercised.................                          (984,473)         .10 - 21.38           .98
            Terminated................                           (36,588)         .10 - 41.00          6.73
                                                               ---------       --------------     ---------
       Outstanding at December 31, 1998                        1,673,789       $  .10 - 56.75        $10.79
            Granted...................                         1,781,555        17.06 - 64.25         43.90
            Exercised.................                          (532,684)         .10 - 44.38          3.81
            Terminated................                           (96,520)         .10 - 58.25         27.94
                                                               ---------       --------------     ---------
       Outstanding at December 31, 1999                        2,826,140       $  .10 - 64.25        $32.53
                                                               =========       ==============     =========
       Exercisable at December 31, 1999                          374,893       $  .10 - 64.25        $12.80
                                                               =========       ==============     =========
       Exercisable at December 31, 1998                          164,957       $  .10 - 21.38        $ 4.73
                                                               =========       ==============     =========
       Exercisable at December 31, 1997                          517,816       $  .10 -  1.90        $  .19
                                                               =========       ==============     =========

         In 1997, the Company granted one officer and one director options to purchase in total 143,750 shares of common stock at an exercise price of $1.90 per share. At the date of grant, the estimated fair value per share of the Company's common stock exceeded the exercise price of the options, and accordingly, the Company has recorded deferred compensation of $191,875 related to this difference at the date of grant. For the years ended December 31, 1999 and 1998, the Company has recorded compensation expense of $47,968 and $47,968, respectively, related to these options grants.

         The exercise price of all other options outstanding represents the fair market value per share of common stock as of the date of grant.

(5)  INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This standard requires, among other things, recognition of future tax effects, measured by enacted tax rates, attributable to deductible temporary differences between the financial statement and income tax bases of assets and liabilities.

         The approximate income tax effects of these temporary differences are as follows:

                                                             DECEMBER 31,   DECEMBER 31,
                                                                 1999           1998
                                                            -------------  -------------
 Net operating loss and federal tax credit carryforwards.   $  8,073,000   $ 12,719,000
 Accruals not yet deductible for tax purposes............      2,102,000      1,027,000
 Depreciation............................................         62,000         92,000
 Deferred revenue........................................      1,695,000      1,373,000
 Capitalized research and development expenses...........      1,939,000      2,088,000
 Valuation allowance.....................................    (13,871,000)   (17,299,000)
                                                            ------------   ------------
                                                            $         --   $         --
                                                            ============   ============

         The Company has available net operating loss carryforwards of approximately $14,300,000 and federal research and development tax credit carryforwards of approximately $2,225,000 as of December 31, 1999 to reduce future income tax liabilities. These carryforwards are subject to review and possible adjustment by the appropriate taxing authorities and expire from 1999 through 2013 as follows:

                                                               RESEARCH AND
                                    NET OPERATING LOSS        DEVELOPMENT TAX
FISCAL YEAR                            CARRYFORWARDS       CREDIT CARRYFORWARDS
-----------                         ------------------     --------------------
 2000............................       $ 3,659,000                     --
 2001............................         2,870,000             $1,252,000
 2002-2006.......................         1,369,000                150,000
 2007-2013.......................         6,367,000                823,000
                                        -----------             ----------
                                        $14,265,000             $2,225,000
                                        ===========             ==========

         Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards for tax purposes may be subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the Company's 1995 preferred stock financings, such a change in ownership has occurred. As a result of this ownership change, the use of the net operating loss carryforwards will be limited. The Company has determined that its initial public offering did not cause another ownership change. The Company has deferred tax assets of approximately $13.9 million comprised primarily of net operating loss carryforwards and research and development credits. The Company has fully reserved for these deferred tax assets by recording a valuation allowance of $13.9 million, as the Company believes that it is more likely than not that it will not be able to realize this asset.

         Pursuant to paragraphs 20 to 25 of Statement of Financial Accounting Standards No. 109, the Company considered both positive and negative evidence in assessing the need for a valuation allowance at December 31, 1998 and 1999. The factors that weighed most heavily on the Company's decision to record a full valuation allowance were (i) the substantial restrictions on the use of its existing net operation loss (NOL) carryforwards and (ii) the uncertainty of future profitability.

         As a result of the ownership change described above, the future use of approximately $10.9 million of the Company's NOL carryforwards are limited to only $330,000 per year; the substantial majority of such NOL carryforwards will expire before they can be used. Pursuant to the provisions of SFAS No. 109, the Company used all of its remaining unrestricted NOL and credit carryforwards in computing the 1998 tax provision. The

Company is also subject to rapid technological change, competition from substantially larger competitors, a limited family of products and other related risks, as more thoroughly described in the "Risk Factors" section of the Company's Form 10-K, for the fiscal year ended December 31, 1999. The Company's dependence on a single product family in an emerging market makes the prediction of future results difficult, if not impossible, especially in the highly competitive software industry. As a result, the Company found the evidence described above to be the most reliable objective evidence available in determining that a full valuation allowance against its tax assets would be necessary.

         The Company's net operating loss deferred tax asset includes approximately $3.4 million pertaining to the benefit associated with the exercise and subsequent disqualifying disposition of incentive stock options by the Company's employees. When and if the Company realizes this asset, the resulting change in the valuation allowance will be credited directly to additional paid-in capital, pursuant to the provisions of SFAS No. 109.

         The Company received a tax benefit of approximately $4.9 million and $500,000 in 1999 and 1998, respectively, pursuant to the exercise of employee stock options. The Company recorded this benefit as a component of additional paid-in capital.

         The difference between the expected combined federal and state tax rate and the Company's effective tax rate in 1999 relates primarily to the use of currently-generated tax credits and tax assets acquired as a part of the Empire acquisition (Note 3). The difference in 1998 and 1997 relates primarily to the use of substantially all of the Company's unrestricted NOL carryforwards.

(6)  COMMITMENTS AND CONTINGENCIES

(a) Leases

         In March, 1999 the Company signed a 7 year operating lease for its principal operating facilities. Following the abandonment of the Company's former office space, the Company recorded a third quarter charge of $700,000, representing the remaining lease commitment, less expected sublease income. The approximate future minimum rental payments under both leases are as follows:

                                                        AMOUNT
                                                     ------------
 2000..........................................         1,773,000
 2001..........................................         2,321,000
 2002..........................................         2,327,000
 2003..........................................         2,036,000
 2004..........................................         2,073,000
 Thereafter....................................         3,218,000
                                                     ------------
                                                     $ 13,749,000
                                                     ============

        Rent expense was approximately $2.4 million, $464,000 and $346,000 for the years ended December 31, 1999, December 31, 1998 and December 31, 1997, respectively.

(b) Royalties

         The Company has entered into several software license agreements that provide the Company with exclusive worldwide licenses to distribute or utilize certain patented computer software. The Company is required to pay royalties on all related sales. Under one software license agreement, as amended, the Company is obligated to make minimum quarterly royalty payments from 1995 through 1999. The minimum payments are noncancelable and nonrefundable, but any minimum payments in excess of amounts due for actual license sales in any quarter may be used as a credit against future royalty fees in excess of the specified minimum payments. The minimum royalty payments were paid in full in 1999. Royalty expense under royalty agreements was approximately $1.0 million, $665,000 and $903,000 for fiscal 1999, 1998 and 1997, respectively.

(c) Legal Proceedings

         From time to time, the Company may be exposed to litigation relating to its products and operations. The Company is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company's financial conditions or results of operations.

(7)  ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                           DECEMBER 31,         DECEMBER 31,
                                               1999                 1998
                                           ------------         ------------
Payroll and payroll-related.............   $1,932,735           $2,269,845
Royalties...............................      569,656              412,656
Outside commissions.....................      286,854              568,450
Customer deposits.......................      142,224              254,340
Deferred rent...........................      456,957                   --
Loss on lease abandonment...............      700,000                   --
Other...................................    2,797,401            1,582,693
                                           ----------           ----------
                                           $6,885,827           $5,087,984
                                           ==========           ==========

(8)  EMPLOYEE BENEFIT PLAN

         The Company maintains an employee benefit plan under Section 401(k) of the Internal Revenue Code covering all eligible employees, as defined. The Plan allows for employees to defer a portion of their salary up to 15% of pretax compensation. While the Company has the discretion to make contributions to the plan, no such contributions were made in 1999, 1998 or 1997.

(9)  VALUATION AND QUALIFYING ACCOUNTS

         The following table sets forth activity in the Company's accounts receivable reserve account:

              BALANCE AT                                            BALANCE AT
               BEGINNING       CHARGES TO                             END OF
                OF YEAR         EXPENSES         DEDUCTIONS            YEAR
              ----------       ----------        ----------        ------------
1997.........  $210,116        $ 70,000          $       --          $280,116
1998.........  $280,116        $169,884          $       --          $450,000
1999.........  $450,000        $480,000          $       --          $930,000


(10) SEGMENT REPORTING AND INTERNATIONAL INFORMATION

         The Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information in the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision making group, as defined under SFAS 131, is the Executive Management Committee. To date, the Executive Management Committee has viewed the Company's operations as principally one segment, software sales and associated services. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment. Revenues from international locations were $16.3 million, $7.3 million and $2.4 million in 1999, 1998 and 1997, respectively. The Company's revenues from international locations were primarily generated from customers located in Europe. Revenues from customers located in Europe accounted for 13.1%, 12.6% and 10.3% of total revenues in 1999, 1998 and 1997, respectively. No one country accounts for greater than 10% of total revenues. Substantially all of the Company's assets are located in the United States.

(11) SUBSEQUENT EVENT

         On February 4, 2000 the Company completed a merger with privately-held FirstSense Software. FirstSense is a provider of application and service response management solutions. The Company has reserved for issuance in connection with the merger, 1,940,000 shares of Concord's common stock. The transaction is being accounted for as a pooling-of-interests.